                                                                      Exhibit 21




                                  SUBSIDIARIES


                                                             Jurisdiction of
                      Name                                    Incorporation
       -----------------------------                         ---------------
Dirt Devil, Inc. (1)                                             Ohio

Royal Appliance Receivable, Inc. (1)                             Ohio

Royal Appliance FSC, Inc. (1)                                    U.S.V.I.

Royal Appliance International Co. (1)                            Delaware

RADDCO, S.A. DE C.V. (1)                                         Mexico


(1)  Company is a wholly-owned subsidiary of the Registrant.